Exhibit 99.1

terremark worldwide inc corporate presentation

Disclaimer Statements contained in this presentation may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Terremark's actual results may differ materially from those set forth in the forward-looking statements due to a number of risks, uncertainties and other factors, as discussed in Terremark's filings with the SEC. These factors include, without limitation, Terremark's ability to obtain funding for its business plans, uncertainty in the demand for Terremark's services or products and Terremark's ability to manage its growth. Terremark does not assume any obligation to update these forward-looking statements.

Investment Highlights Business model at inflection point Clear visibility supported by commercial and federal contracts Multi-Tiered Growth Strategy Geographic Industry Verticals (Public Sector, Healthcare, Financial, etc.) Services (Organic / Partnerships) Sustainable high margins and significant cash flows High operating leverage Significant CapEx completed Model upside from services not space

Corporate Overview "Network neutral" provider to the $6 billion Internet infrastructure and managed services Industry. In 2000, Terremark was selected by a consortium of over 110 telecommunications companies to design and operate the NAP of the Americas Today operates four NAP facilities in the U.S., Europe, and Latin America. Headquartered in Miami, Florida, and currently has 155 employees, over 15% of whom have U.S. Federal government security clearances.

What is a NAP? Terremark's NAP facilities uniquely combine an Internet exchange and a best in class Data Center An "Internet exchange" efficiently interconnects and exchanges internet traffic Analogous to an airport hub; networks/carriers/content providers exchange data and route it to its final destination Only major Internet exchange with SCIF (Sensitive Compartmented Information Facility) certified space for Federal customers where the internet meets the worldsm - confidential - September 04 terremark Worldwide, Inc.

America's Strategic Locations

Top 10 Interregional Internet Hub Cities, 2003

1. New York
2. London
3. Washington-Baltimore
4. Paris
5. San Francisco
6. Tokyo
7. Miami
8. Los Angeles
9. Amsterdam
10. São Paulo



Source:
Global Internet Geography 2004
© PriMetrica, Inc. 2003

Figures represent Internet bandwidth connected across international borders from Consolidated Metropolitan Statistical Areas or equivalents.

where the internet meets the world℠

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Terremark's Footprint Terremark's Footprint santa clara new york washington miami sao paolo madrid current planned location where the internet meets the worldsm - confidential - September 04

Customer Value Proposition Carrier Neutrality Provides customers with an unbiased point of connectivity, creating a competitive pricing environment among carriers Connectivity Over 80 carriers from around the world are located in the NAP "Zero-Mile" Access Security Only carrier-neutral, Tier-1 IX with SCIF certification and State-of- the-art Network Operations Center Many employees have top-level government clearance "One-Stop" Integrated Technology Services where the internet meets the worldsm - confidential - September 04

"Zero-Mile" Connectivity Model Intra-Facility Cross- Connects Replace Long Haul and Local Transport Provides Substantial Savings in Telecommunication Costs to Customers Deployment Speed Creates a Virtual "Community" Where Customers are Interlinked and Services can be Exchanged Instantly where the internet meets the worldsm - confidential - September 04 Carrier 2 Carrier 1 Carrier 3 Carrier 4 Carrier 5

Revenue Generation Space and Power Connectivity and Exchange Services Managed Services Professional Services Managed Bandwidth NOC Outsourcing Element Monitoring Managed Router Managed Storage NOC Operations Group Network Design and Implementation Peering and Transit Exchange Platform SCIF Certified Space (U.S. Military Standard) Conditioned Power and Cooling with 100% SLAs 20% 80% where the internet meets the worldsm - confidential - September 04

Managed Services Delivery Platform

Over 166 customers including 80+ network service providers Carriers Service Providers Government Enterprises Customer Profile Customer Profile Customer Profile Customer Profile Carriers Carriers Service / Content Providers Government / Enterprises where the internet meets the worldsm - confidential - September 04

Industry Growth Drivers Continued growth of Internet infrastructure sector Validation of "carrier-neutral" model Regulatory Drivers (Sarbanes-Oxley / HIPPA) Reduction in the supply of collocation space Pricing stabilization Federal IT Sector Shift towards outsourcing Aging workforce Need for increased security Revamping of communication networks where the internet meets the worldsm - confidential - September 04

Competitive Differentiators

Annualized Month-End Actual Revenue 1-Year Revenue CAGR: 105%

FY 2005 Guidance FY 2005 Guidance * EBITDA is defined as loss from operations less depreciation, amortization and stock based compensation. where the internet meets the worldsm - confidential - September 04

Fully Diluted Analysis Fully Diluted Analysis where the internet meets the worldsm - confidential - September 04

Actual Capitalization (In Millions) (In Millions) where the internet meets the worldsm - confidential - September 04

Management Highly experienced management team Manuel D. Medina, Chairman and CEO - Founder Jose A. Segrera, Chief Financial Officer - KPMG / AT&T Jamie Dos Santos, Chief Marketing Officer - Bellsouth / Telcordia Marvin Wheeler, Chief Operations Officer - Bellsouth Board of Directors (Selected) Joseph R. Wright, Jr. - CEO of PanAmSat Corporation, Former Director of FOMB Arthur L. Money - Former Assistant Secretary of Defense for C3I, Dept. of Defense CIO Guillermo Amore - GTE Corporation, IUSACELL Antonio S. Fernandez - Oppenheimer & Co., EDS Jose Maria Figueres-Olsen - Ex-President of Costa Rica, Digital Nations Consortium where the internet meets the worldsm - confidential - September 04

Key Takeaways Internet Infrastructure market continues solid growth - "carrier neutral" model has succeeded Company has unique positioning within Federal IT space Business at inflection point with clear revenue visibility Anticipated 200%+ revenue growth from FY04 to FY05 Expected run-rate EBITDA margin of between 32% and 37% by fiscal year end Strengthened Balance Sheet where the internet meets the worldsm - confidential - September 04

THANK YOU where the internet meets the worldsm - confidential - September 04